UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2026

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 1, 2026, multiple fires started in the Spokane, Washington area, within the service territory of Avista Corporation (Avista Corp. or the Company). Dry and windy conditions have resulted in rapid spread of the fires in the Company's service territory, resulting in customer outages and evacuations. The Company's facilities were not involved in starting any of the fires in the Spokane area.

As of the evening of August 2, 2026 (and relying to some extent on reports of government agencies and external news reports), the three major fires in the Spokane area have affected over 8,000 acres and destroyed over 600 structures. At this time, none of the fires are contained. The fires have caused extensive damage to the Company's transmission and distribution facilities serving West Spokane.

Management remains focused on serving customers and supporting recovery efforts in affected communities. Further details on the fires and impacts on the Company's operations are included in the press release filed as Exhibit 99.1 to this Current Report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release dated August 2, 2026, which is being filed pursuant to Item 8.01.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avista Corporation
(Registrant)

Date:	August 3, 2026	By:	/s/ Gregory C. Hesler
Gregory C. Hesler Senior Vice President, General Counsel, Corporate Secretary and Chief Ethics/Compliance Officer